Exhibit 99.2

Dealer Dot Com, Inc.

Consolidated Financial Statements as of December 31, 2013 and 2012, and for the

Three Years Ended December 31, 2013, 2012 and 2011 and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of
Dealer Dot Com, Inc.
Burlington, Vermont

We have audited the accompanying consolidated financial statements of Dealer Dot Com, Inc., and its subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2013, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2013 in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

May 13, 2014

2

DEALER DOT COM, INC.

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2013 AND 2012

	2013	2012
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$50,802,772	$46,734,586
Accounts receivable — net of allowances of $482,000
and $413,000 in 2013 and 2012, respectively	24,681,562	17,396,416
Accounts receivable due from related party	5,258,622	3,103,469
Prepaid expenses and other current assets	8,012,231	2,855,491
Income tax receivable	2,042,565	2,071,603
Deferred income taxes	1,377,251	1,656,348

Total current assets	92,175,003	73,817,913

PROPERTY AND EQUIPMENT — Net	42,489,849	37,683,983

INTERNAL USE SOFTWARE — Net	7,952,951	5,936,535

GOODWILL	6,948,400	948,511

INTANGIBLE ASSETS — Net	5,499,250

OTHER ASSETS	338,823	762,381

TOTAL	$155,404,276	$119,149,323

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of notes payable	$625,652	$604,912
Accounts payable	21,936,786	9,500,585
Accrued expenses	14,539,439	16,622,100
Deferred revenue	4,044,906	7,137,851
Other liabilities	3,792,999	1,023,732

Total current liabilities	44,939,782	34,889,180

INCOME TAX PAYABLE	2,009,899	5,447,566

DEFERRED REVENUE — Net of current portion	251,564	551,114

NOTES PAYABLE — Net of current portion	9,949,146	10,574,683

DEFERRED INCOME TAXES	2,960,047	1,290,782

OTHER LONG-TERM LIABILITIES	1,599,455	702,987

Total liabilities	61,709,893	53,456,312

COMMITMENTS AND CONTINGENCIES (Note 10)

STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value — authorized, 50,000,000 shares; 14,644,626 shares issued and 14,114,836 shares outstanding as of December 31, 2013 and 14,368,201 shares
issued and 13,838,411 shares outstanding as of December 31, 2012	14,645	14,368
Additional paid-in capital	42,328,257	31,378,604
Retained earnings	63,165,391	46,113,949
Treasury stock, at cost — 529,790 shares as of December 31, 2013 and 2012	(11,813,910)	(11,813,910)

Total stockholders’ equity	93,694,383	65,693,011

TOTAL	$155,404,276	$119,149,323

See notes to consolidated financial statements.

3

DEALER DOT COM, INC.

CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

	2013	2012	2011

REVENUE:
Website services	$115,025,243	$95,785,656	$74,852,121
Website services related party	16,290,355	13,378,234	12,109,374
Advertising and media	106,238,610	72,475,191	39,494,384
Advertising and media related party	1,536,676	998,060	615,848

Total revenue	239,090,884	182,637,141	127,071,727

COST OF REVENUE	128,429,811	89,424,421	52,664,438

GROSS PROFIT	110,661,073	93,212,720	74,407,289

OPERATING EXPENSES:
Sales and marketing	38,423,821	29,303,795	24,771,843
Research and development	20,109,310	17,529,487	10,449,804
General and administrative	20,687,198	19,441,857	17,769,730

Total operating expenses	79,220,329	66,275,139	52,991,377

INCOME FROM OPERATIONS	31,440,744	26,937,581	21,415,912

OTHER (EXPENSE) INCOME:
Interest income	32,945	40,357	45,583
Interest expense	(537,880)	(466,304)	(436,225)
Other income (expense)	(7,585)	10,332	(1,859)

Total other expense	(512,520)	(415,615)	(392,501)

INCOME BEFORE PROVISION FOR
INCOME TAXES	30,928,224	26,521,966	21,023,411

PROVISION FOR INCOME TAXES	13,876,782	10,027,016	9,380,817

NET INCOME	$17,051,442	$16,494,950	$11,642,594

See notes to consolidated financial statements.

4

DEALER DOT COM, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

			Additional				Total
	Common Stock		Paid-In	Retained	Treasury Stock		Stockholders’
	Shares	Amount	Capital	Earnings	Shares	Amount	Equity

BALANCE — January 1, 2011	12,833,884	$12,834	$13,737,476	$17,976,405	(277,913)	$(2,419,603)	$29,307,112

Exercise of common stock options	706,966	707	662,918	–	–	–	663,625

Tax benefit related to exercise of stock options	–	–	2,061,120	–	–	–	2,061,120

Stock-based compensation	–	–	1,682,520	–	–	–	1,682,520

Net income	–	–	–	11,642,594	–	–	11,642,594

BALANCE — December 31, 2011	13,540,850	13,541	18,144,034	29,618,999	(277,913)	(2,419,603)	45,356,971

Exercise of common stock options	827,351	827	729,240	–	–	–	730,067

Tax benefit related to exercise of stock options	–	–	2,619,750	–	–	–	2,619,750

Stock-based compensation	–	–	3,241,273	–	–	–	3,241,273

Repurchase of common stock in exchange for the issuance of a common stock option	–	–	6,644,307	–	(234,118)	(8,744,307)	(2,100,000)

Repurchase of common stock for treasury	–	–	–	–	(17,759)	(650,000)	(650,000)

Net income	–	–	–	16,494,950	–	–	16,494,950

BALANCE — December 31, 2012	14,368,201	14,368	31,378,604	46,113,949	(529,790)	(11,813,910)	65,693,011

Exercise of common stock options	212,946	214	2,808,887	–	–	–	2,809,101

Tax benefit related to exercise of stock options	–	–	1,331,330	–	–	–	1,331,330

Stock-based compensation	–	–	3,929,457	–	–	–	3,929,457

Issuance of common stock for acquisition	63,479	63	2,879,979	–	–	–	2,880,042

Net income	–	–	–	17,051,442	–	–	17,051,442

BALANCE — December 31, 2013	14,644,626	$14,645	$42,328,257	$63,165,391	(529,790)	$(11,813,910)	$93,694,383

See notes to consolidated financial statements.

5

DEALER DOT COM, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

	2013	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$17,051,442	$16,494,950	$11,642,594
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	10,743,169	8,927,979	6,262,975
Loss on impairment of internal use software	129,651	317,348
Bad debt expense	194,149	(38,184)	363,756
Amortization of debt issuance costs	40,922
Stock-based compensation	3,929,457	3,241,273	1,682,520
Deferred income taxes	1,948,362	(1,315,915)	1,453,713
Excess tax benefit of options exercised	(1,331,330)	(2,619,750)	(2,061,120)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(5,930,952)	(7,114,774)	(4,449,316)
Accounts receivable due from related party	(2,155,153)	(998,255)	(272,706)
Prepaid expenses and other current assets	(5,132,793)	(798,910)	(689,460)
Income taxes	(2,077,299)	7,737,054	(3,032,482)
Other assets	423,558	(242,223)	(351,515)
Accounts payable	8,487,475	4,805,522	(2,017,591)
Accrued expenses	(3,798,020)	4,292,552	4,707,948
Deferred revenue	(3,392,495)	1,979,793	1,133,999
Other liabilities	3,152,154	811,816	186,822

Net cash provided by operating activities	22,282,297	35,480,276	14,560,137

CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease in restricted cash			4,333,705
Purchase of property and equipment	(7,388,258)	(7,567,904)	(14,520,040)
Capitalization of internal use software	(6,313,906)	(4,553,039)	(5,232,735)
Payments for acquisitions, net of cash acquired	(7,849,764)	(100,000)	(850,000)

Net cash used in investing activities	(21,551,928)	(12,220,943)	(16,269,070)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of common stock		(2,750,000)
Proceeds from exercise of stock options	2,809,101	730,067	663,625
Tax benefit of exercised stock options	1,331,330	2,619,750	2,061,120
Repayment on notes payable	(604,797)	(579,582)	(565,097)
Payments for debt issuance costs	(197,817)

Net cash provided by financing activities	3,337,817	20,235	2,159,648

INCREASE IN CASH AND CASH EQUIVALENTS	4,068,186	23,279,568	450,715

CASH AND CASH EQUIVALENTS — Beginning of year	46,734,586	23,455,018	23,004,303

CASH AND CASH EQUIVALENTS — End of year	$50,802,772	$46,734,586	$23,455,018

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$496,958	$466,304	$525,714

Taxes paid, net of tax refunds	$14,005,719	$5,712,397	$11,058,188

NONCASH INVESTING ACTIVITY:
Capital expenditures incurred — but not yet paid	$2,566,656	$104,029	$892,909

Internal use software capitalized — but not yet paid	$381,987	$–	$–

Issuance of common stock for acquisition	$2,880,042	$–	$–

See notes to consolidated financial statements.

6

Dealer Dot Com, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2013 and 2012 AND FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 and 2011

1.	BASIS OF PRESENTATION

Business — Dealer Dot Com, Inc. (“DDC” or the “Company”), provides online marketing and operations software and digital advertising solutions for the automotive industry. The Company’s solutions assist car dealerships and automotive manufacturers with Web-based software solutions that attract customers, merchandise inventory, and manage customer relationships. The Company’s solutions and services include a core dealer Web platform (the “platform”), as well as a variety of additional services, including search engine marketing, search engine optimization, display advertising, and related digital marketing services.

On December 19, 2013, the Company entered into a merger agreement with Dealertrack Technologies, Inc. (“Dealertrack”) in which Dealertrack will acquire all of the outstanding shares of common stock of the Company. See Note 15 for further detail.

Principles of Consolidation — DDC was founded in Vermont in 1997 and incorporated in Delaware in 2001. The consolidated financial statements include the accounts of DDC and three wholly owned subsidiaries, DDC Holdings, LLC, Dot Calm Café, LLC and DDC RTB, LLC. All intercompany transactions have been eliminated in consolidation.

Subsequent Events — Management has evaluated subsequent events occurring through May 13, 2014, the date that these financial statements were available to be issued, and determined that no additional subsequent events occurred that would require recognition or disclosure in these financial statements, except for those described in Note 15.

Management Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. The Company determines its estimates based on historical experience and various other assumptions that it believes to be reasonable under the circumstances. Changes in accounting estimates are reasonably likely to occur from period to period. Accordingly, actual results could differ from those estimates. The Company evaluates its estimates and assumptions on an ongoing basis.

Reclassification — Prior to 2013, the Company presented cost of revenue separately for website services and advertising and media services in the consolidated statements of income. Beginning in 2013, cost of revenue is presented as a single line item and prior year’s financial information has been reclassified to conform to the 2013 statement of income presentation. The table below includes the presentation of cost of revenue consistent with prior year’s presentation for the years ended December 31, 2013, 2012 and 2011:

	2013	2012	2011

Cost of revenue:
Website services	$36,969,991	$28,608,839	$20,165,777
Advertising and media services	91,459,820	60,815,582	32,498,661

Total cost of revenue	$128,429,811	$89,424,421	$52,664,438

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2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents — Cash equivalents include highly liquid investments maturing within 90 days from the date of purchase.

Concentrations of Credit Risk and Significant Customers — Financial instruments that potentially expose the Company to concentrations of credit risk include cash, cash equivalents, and accounts receivable. The Company maintains substantially all of its cash and cash equivalents with two financial institutions, which management believes have high credit standings. To manage credit risk related to accounts receivable, the Company evaluates the allowances for potential credit losses.

As of December 31, 2013, the Company had three customers representing 34%, 18%, and 10% of accounts receivable and two customers representing approximately 21% and 12% of total revenue for the year ended December 31, 2013. As of December 31, 2012, the Company had three customers representing 46%, 15%, and 10% of accounts receivable and two customers representing 22% and 11% of total revenue for the year ended December 31, 2012. During the year ended December 31, 2011, the Company had three customers representing 12%, 10%, and 10% of total revenue.

Accounts Receivable — Accounts receivable are stated at the amount the Company expects to collect. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectability of specific customer accounts: customer creditworthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. The allowance for doubtful accounts as of December 31, 2013 and 2012 was $140,000 and $100,000, respectively.

The Company also provides for a credit memo reserve based upon historical trends of credit memos and experience with customer relationships, which is recorded as a reduction of revenue. As of December 31, 2013 and 2012, the credit memo reserve was $342,000 and $313,000, respectively. To date, losses resulting from uncollected receivables and credit memos have not exceeded management’s expectations.

Property and Equipment — Property and equipment are stated at cost less accumulated depreciation and depreciated using the straight-line method over the estimated useful lives of the related assets as follows:

Building and improvements	5–30 years
Computer hardware	3–5 years
Purchased software	3–5 years
Furniture and fixtures	5–7 years
Equipment	5–7 years

When assets are retired or disposed of, the assets and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is included in the determination of net income. Maintenance and repair expenditures are charged to expense as incurred.

Research and Development and Internal Use Software — Expenditures for research and development are expensed as incurred. Internal and external costs incurred for internal use software to develop the platform and related service offerings, as well as the Company’s enterprise resource planning (ERP) system, are capitalized during the application development stage. Costs associated with preliminary project planning activities and post-implementation activities are expensed as incurred. Costs capitalized associated with the platform are amortized on a straight-line basis over its estimated useful life when the asset is placed into service, which is generally two years. Costs associated with the ERP system are amortized on a straight-line basis over its estimated useful life of five years.

Purchased Intangible Assets — Intangible assets, which consist of developed technology, are amortized using the straight-line method over the estimated useful life of the related asset, which is eight years.

Goodwill — Goodwill represents the residual purchase price paid in a business combination after all identified assets and liabilities have been recorded. Goodwill is not amortized but is tested annually on October 1 for impairment or between annual tests if indicators of potential impairment exist. To test for impairment, the Company compared the carrying value of the reporting unit to its fair value. If the reporting unit’s carrying value exceeds its fair value, the Company would record an impairment loss to the extent that the carrying value of goodwill exceeds its implied fair value. The Company’s goodwill is evaluated at the entity level as there is only one reporting unit. The Company has determined that there was no impairment at October 1, 2013 and 2012.

Impairment of Long-Lived Assets — The Company periodically evaluates its long-lived assets for potential impairment. Potential impairment is assessed when evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recovered. An impairment in the carrying value of each asset is recorded when the undiscounted expected future cash flows derived from the asset are less than its carrying value. During the years ended December 31, 2013, 2012 and 2011, the Company recorded impairment losses of $129,651, $317,348 and $0, respectively, related to its internal use software, which are included in cost of revenue in the accompanying consolidated statements of income.

8

Revenue Recognition — The Company generates revenue from subscriptions to its online automotive marketing software solution and advertising and media services. Subscription fees include technical support and account management and are generally payable, in advance, on a monthly basis. The Company’s subscription service agreements have contract terms ranging from one to five years in length. Arrangements with customers do not provide the customer with the right to take possession of the software supporting the online automotive marketing software solutions at any time.

Website services revenue consists of monthly subscription fees for the right to use the Company’s proprietary platform. Accordingly, the Company recognizes the monthly subscription fee over the subscription term, provided there is persuasive evidence of an arrangement, the customer has access to the platform, the fee for the subscription is fixed or determinable, and collection is reasonably assured. The Company also derives revenue from setup fees. The Company has concluded that such fees do not have stand-alone value, and accordingly, the setup fees are recognized ratably over the longer of the term of the subscription agreement or the estimated customer life, which generally ranges from three to five years, commencing when the customer has full access to the platform. The Company continues to evaluate its estimate of customer life based on historical experience with its customers. The Company’s estimate of expected customer life will continue to change based on its experience, and accordingly, the period of amortization of setup fees could change.

The Company also offers ancillary services to its customers related to its platform, such as professional services, which are not generally bundled with its subscription services. Professional services revenue is accounted for separately from subscription revenue, as those services have value to the customer on a stand-alone basis. Professional services are provided on a time and materials basis and are recognized as the services are performed and are included in website services revenue.

Advertising and media services revenue consists of monthly subscription fees and revenue from online display advertisements and paid search campaigns related to the Company’s advertising products. The Company recognizes the monthly subscription fee over the subscription term. The Company recognizes revenue as clicks are recorded on sponsored links on the various search engines for paid search or as impressions are delivered for display advertisements, provided that there is persuasive evidence of an arrangement, the customer has access to the platform and advertising services, the fee for the subscription is fixed or determinable, and collection is reasonably assured. As the Company is the primary obligor in the arrangement, subject to the credit risk, with discretion over price, the Company recognizes the gross amount of such sales as revenue and the cost of advertising and media as cost of revenue.

Deferred revenue represents amounts billed to customers for subscriptions in which the term has begun but revenue has not yet been recognized, professional services billed but not yet performed, and paid search and display campaigns billed but not yet spent.

Cost of Revenue — Cost of revenue consists of expenses incurred implementing and maintaining website service operations and providing advertising and media services. Expenses associated with these services include software hosting fees; data and image licensing fees; third-party advertising costs; third party tools and services integrated into the platform; employee-related costs, such as salaries, benefits, and allocated overhead; depreciation of the Company’s hosting and service equipment; amortization of internal use software related to the platform; and amortization of acquired intangible assets related to developed technology.

Advertising Costs — Advertising costs are expensed as incurred. The Company incurred advertising expense of $3,572,846, $3,211,263 and $2,650,243 for the years ended December 31, 2013, 2012 and 2011, respectively, which are included in sales and marketing expense in the accompanying consolidated statements of income.

Income Taxes — Deferred income taxes are provided for the temporary differences arising between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities are recorded using tax rates expected to be in effect in the year in which the differences are expected to reverse. A valuation allowance is provided for any net deferred tax assets for which management believes it is more likely than not the net deferred tax assets will not be realized.

The Company provides reserves for potential payments of taxes to various tax authorities related to uncertain tax positions. The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Potential interest and penalties associated with such uncertain tax positions are recorded as a component of the provision for income taxes and included in long-term income tax payable.

Stock-Based Compensation — The Company accounts for all equity awards granted to employees and nonemployees using a fair value method. Stock-based compensation for equity awards granted to employees is measured at the grant-date fair value of the award and is recognized as the related services are rendered, typically the vesting period, on a straight-line basis. The measurement date for employee awards that only contain a service condition is generally the date of the grant. The measurement date for employee awards that contain performance and service conditions is generally the date of grant or the date the performance criterion is established and communicated to the employee. Stock-based compensation for equity awards granted to nonemployees is initially measured at the grant-date fair value of the award and is then recognized as the related services are rendered, typically the vesting period, using the accelerated method. The measurement date for nonemployee awards is generally the date the performance of services is completed.

9

Guarantees — As permitted under Delaware law, the Company indemnifies its officers and directors for liabilities incurred by reason of the fact that the officer or director is, was, or has agreed to serve as an officer or director of the Company. The term of the indemnification period is for the officer or director’s lifetime. The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is unlimited.

The Company’s agreements with some of its customers require the Company to indemnify the customers against claims in which the Company’s services infringe third-party patents, copyrights, or trade secret rights. The term of these indemnification agreements is generally over the life of the subscription term. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited.

The Company has standard indemnification arrangements under its operating leases (see Note 10) and bank agreements that require the Company to indemnify the landlord and bank against losses, liabilities, and claims incurred in connection with the premises covered by the Company’s leases, the Company’s use of the premises, property damage or personal injury, and breach of the agreements.

As of December 31, 2013 and 2012, the Company had not experienced any losses related to these indemnification obligations, and no claims with respect thereto were outstanding. The Company does not expect significant claims related to these indemnification obligations and consequently concluded that the fair value of these obligations is negligible, and no related liabilities were established.

State Incentive Credits — The Company participates in several Vermont state government programs whereby the Company receives cash based on achieving certain employment and capital expenditure milestones and by participating in qualifying training activities. The reimbursements related to the employment and capital expenditure milestones are estimated to be $4,500,000 and will be disbursed to the Company over an eight-year period. Qualified training activities are reimbursed to the Company as activities occur. During 2013, 2012 and 2011, the Company earned state incentive credits of $1,042,407, $992,098 and $801,911, respectively, which are recorded as a reduction of operating expenses in the accompanying consolidated statements of income.

3.	FAIR VALUE MEASUREMENTS

For fair value measurements, the Company uses a three-tier fair value hierarchy that categorizes the inputs used in measuring fair value. These categories include (in descending order of priority): Level 1, defined as observable inputs, such as quoted prices in active markets for identical assets or liabilities; Level 2, defined as inputs other than quoted prices included in Level 1 that are either directly or indirectly observable for similar assets; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions. The hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.

The assets measured at fair value on a recurring basis as of December 31, 2013 and 2012, and the input categories associated with those assets are as follows:

Fair Value Measurements Using
		Quoted Prices	Significant
		in Active	Other	Significant
	Total	Markets for	Observable	Unobservable
	Carrying	Identical Assets	Inputs	Inputs
As of December 31, 2013	Value	(Level 1)	(Level 2)	(Level 3)

Assets — cash equivalents	$6,201,378	$6,201,378	$–	$–

As of December 31, 2012

Assets — cash equivalents	$6,201,926	$6,201,926	$–	$–

The cash equivalents consist of money market funds and are recorded at fair value based on quoted prices in an active market. In order to calculate the fair value of the internal use software assets, we utilized level 3 inputs to estimate the future discounted cash flows associated with remaining customers and as a result, of this analysis, recorded an impairment charge of $129,651 and $317,348 in 2013 and 2012, respectively, to adjust the carrying value to its fair value.

The Company’s short-term financial instruments include accounts receivable, accounts payable and accrued expenses and are carried in the consolidated financial statements as of December 31, 2013 and 2012 at amounts that approximate fair value. Management believes that the carrying value of these financial instruments approximate fair value due to their short-term maturities. The Company’s long-term debt obligations are subject to interest rates that approximate the prevailing market rates of instruments with similar characteristics, and accordingly, the carrying value of long-term debt approximates their fair value.

10

4.	PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2013 and 2012, consists of the following:

	2013	2012

Land, building, and improvements	$32,362,421	$32,292,687
Computer hardware	12,475,255	9,191,693
Purchased software	4,920,128	4,087,649
Furniture and fixtures	1,457,253	1,391,714
Equipment	1,077,822	1,037,462
Construction in progress	5,348,024	–

Property and equipment — at cost	57,640,903	48,001,205

Less accumulated depreciation	(15,151,054)	(10,317,222)

Property and equipment — net	$42,489,849	$37,683,983

Depreciation expense for the years ended December 31, 2013, 2012 and 2011, was $5,966,693, $4,679,267 and $2,748,972, respectively. Interest expense capitalized and included in building improvements was $89,488 during the year ended December 31, 2011. No interest expense related to property and equipment was capitalized during the years ended December 31, 2013 and 2012.

5.	INTERNAL USE SOFTWARE

Internal use software as of December 31, 2013 and 2012 consists of the following:

	2013	2012

Internal use software	$17,954,088	$14,182,927
Internal use software in process	3,142,042	985,891

Internal use software — at cost	21,096,130	15,168,818

Less accumulated amortization	(13,143,179)	(9,232,283)

Internal use software — net	$7,952,951	$5,936,535

During 2013, 2012 and 2011, the Company capitalized $6,695,893, $4,553,039 and $5,232,735, respectively, of internal use software costs. Amortization expense for the years ended December 31, 2013, 2012 and 2011, was $4,549,826, $4,248,712 and $3,514,003, respectively.

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6.	ACQUISITIONS

Think RealTime - On September 6, 2013, the Company acquired all of the outstanding shares of Think RealTime, LLC (“TRT”), a business that provides a real-time bidding technology for display advertising. TRT’s real-time bidding technology will enhance the delivery of the Company’s digital advertising services portfolio.

Total consideration for the TRT acquisition was $10,729,806 and consists of the following:

Fair value of consideration transferred:
Cash	$8,874,587
Working capital adjustment payable	235,651
Common stock (63,479 shares at $45.37)	2,880,042
Less cash acquired	(1,260,474)

Fair value of total consideration	$10,729,806

The value of the share consideration for the Company’s common stock was based on the estimated fair value of the common stock as of the date of acquisition. See Note 11 for a discussion of how fair value of common stock is determined.

The estimated fair value of the acquired assets and (assumed liabilities) as of the date of acquisition is as follows:

Accounts receivable	$1,548,343
Prepaid expenses and other current assets	64,869
Property and equipment	921,674
Developed technology	5,725,900
Accounts payable	(2,424,903)
Accrued expenses	(592,385)
Other current liabilities	(513,581)
Goodwill	5,999,889

Net assets acquired	$10,729,806

The excess of the total consideration over the fair value of the identified assets acquired and the liabilities assumed was recorded as goodwill. The goodwill is attributable to operating synergies expected to be achieved from the combination of the acquired business and is deductible for tax purposes. The fair value of the assets acquired and the liabilities assumed is based upon management’s estimates and assumptions. Accounts receivable acquired includes $967,384 relating to transactions from a pre-existing relationship with TRT that was settled separately from the business combination. The fair value of the developed technology was determined using the relief from royalty approach with a discount rate of 27% and has an estimated life of eight years. The Company considers the purchase price allocation to be final as of December 31, 2013.

The TRT acquisition agreement requires additional consideration to be paid if employees remain employed at the Company and the Company achieves certain revenue and gross margin targets as defined by the agreement over a 28 month period following the date of acquisition. These additional payments are considered to be compensation expense as the future payment is contingent upon the employees remaining employed at the Company. The maximum amount that can be earned would be $5,250,000 for the period ended December 31, 2014 and $10,500,000 cumulative through December 31, 2015 and the payments would be made in 2015 and 2016. The Company has estimated that it will pay compensation expense of approximately $6,875,000 related to this agreement in two installments of approximately $3,562,500 and $3,312,500 in 2015 and 2016, respectively. The Company is recording this compensation expense over the service period and during the year ended December 31, 2013, the Company recorded compensation expense of $859,148 which is included in other long-term liabilities as of December 31, 2013.

Hearforward - On August 17, 2012, the Company acquired the assets of Hurley and Frank Industries, Inc. (“hearforward”), a social media analytics consulting company that provides marketing solutions to companies through social media. The acquisition of hearforward will further develop the Company’s social media and analytics offerings. Total consideration for the hearforward acquisition was $100,000, of which $98,511 was allocated to goodwill, as the primary asset acquired was an assembled workforce, and $1,489 was allocated to other current assets. The goodwill from the acquisition is deductible for tax purposes. The purchase price allocation was finalized as of December 31, 2012. The Company also paid hearforward $50,000 of prepaid compensation. The purchase agreement requires that a certain acquired employee remain an employee of the Company for a period of two years. If the employee terminates his employment within the first year, the employee must repay the Company $50,000 or a prorated amount determined by the termination date if within the second year. The repayment amount has been recorded in other assets and is being recognized as compensation expense over the two-year service period.

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Pragmatic - On March 15, 2011, the Company acquired certain assets of Pragmatic Technologies, Inc., a custom business solutions provider. The acquisition enhanced the Company’s online automotive marketing solution offerings. The aggregate purchase price for Pragmatic Technologies, Inc., was $350,000, all of which was allocated to goodwill, as the primary asset acquired was the assembled workforce. The goodwill from the acquisition is deductible for tax purposes. The purchase price allocation was finalized as of December 31, 2011.

EpikOne - On January 3, 2011, the Company acquired certain assets of EpikOne, Inc., a consulting company that provides Web analytics, website optimization, and online marketing services. The acquisition will further enhance the Company’s Web analytics offerings. Total consideration for the EpikOne, Inc., acquisition was $500,000, all of which was allocated to goodwill, as the primary asset acquired was the assembled workforce. The goodwill from the acquisition is deductible for tax purposes. The purchase price allocation was final as of December 31, 2011.

Acquisition Costs - In 2013, 2012 and 2011, acquisition-related costs were approximately $446,000, $52,000 and $22,000, respectively, and are included in the accompanying consolidated statements of income in operating expenses.

7.	Goodwill and Intangible ASSETS

Goodwill - The changes in the carrying amount of goodwill for the years ended December 31, 2013 and 2012 were as follows:

	2013	2012

Balance — beginning of year	$948,511	$850,000
Goodwill acquired during the year	5,999,889	98,511

Balance — end of year	$6,948,400	$948,511

Intangible Assets - Information regarding the Company’s acquisition-related intangible assets is as follows as of December 31, 2013:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Developed technology	$5,725,900	$(226,650)	$5,499,250

There were no acquired intangible assets as of December 31, 2012. Amortization expense of acquired intangible assets was $226,650 for the year ended December 31, 2013 and is included cost of revenue.

The future amortization expense for acquired intangible assets recorded as of December 31, 2013, is expected to be as follows:

Years Ending
December 31

2014	$715,738
2015	715,738
2016	715,738
2017	715,738
2018	715,738
Thereafter	1,920,560

Total amortization expense	$5,499,250

8.	accrued EXPENSES

Accrued expenses as of December 31, 2013 and 2012, consist of the following:

	2013	2012

Accrued compensation expenses	$9,350,370	$8,603,826
Accrued contingent sales tax liability	106,105	1,793,776
Accrued media spend	906,156	4,404,830
Accrued other	4,176,808	1,819,668

Total accrued expenses	$14,539,439	$16,622,100

9.	DEBT

Line of Credit — On May 30, 2013, the Company entered into a revolving credit facility (the “Credit Facility”) with two financial institutions which may be used for loans, letters of credit or a combination thereof for general corporate purposes. The Credit Facility is collateralized by real estate mortgages on the Company’s land and buildings. The Credit Facility has an aggregate commitment of $30,000,000 including a sublimit for letters of credit of up to $10,000,000 and matures on May 30, 2016. The Credit Facility allows the Company to increase the commitment by up to $20,000,000 subject to approval by the financial institutions. Outstanding loan balances are subject to interest payable quarterly and equal to the higher of the Federal Funds Rate plus .5%, a certain lender’s stated daily prime rate or the LIBOR Rate plus 1.5%. The base loan rate was 3.25% as of December 31, 2013. The Company may repay any portion of the outstanding balance at any time without penalty and is required to comply with quarterly and annual financial and reporting covenants. A commitment fee equal to .35% of the unused portion of the commitment is payable quarterly in arrears. The letters of credit incur fees equal to 1.5% of the daily available amount to be drawn and commence upon issuance and extend through the expiration of the letter of credit and are payable quarterly. In 2013, the Company capitalized $185,067 in legal and related fees associated with obtaining the Credit Facility which have been recorded in other assets and is being recognized in interest expense over the term of the Credit Facility. During the year ended December 31, 2013, the Company recorded interest expense of $40,922 related to the amortization of the debt issuance costs and the unamortized debt issuance costs as of December 31, 2013 is $144,145. The Company had no borrowings outstanding or letters of credit issued as of December 31, 2013 and did not incur any borrowings during the year ended December 31, 2013.

Notes Payable —The Company entered into two promissory note agreements with a bank in April 2007 in connection with construction financing. The first note had an original principal balance of $4,250,000 and is payable in monthly principal payments plus interest at 6.875% through April 2017. Thereafter, through maturity in October 2028, the note is payable in monthly installments, including interest at the average U.S. Treasury security rate plus 2.25%. The U.S. Treasury security rate was 2.99% as of December 31, 2013. The note was amended in May 2011 to reduce the interest rate to a fixed rate of 4.99% through May 2017. Thereafter, the interest will be calculated at the average U.S. Treasury security rate plus 2.25%. The agreement provides for a prepayment penalty of 3% if the first note payable is refinanced prior to the maturity date in October 2028. The outstanding principal balance of the first note payable was $3,485,355 and $3,639,761 as of December 31, 2013 and 2012, respectively.

The second note had an original principal balance of $1,360,000 and provides for monthly principal payments plus interest at 6.875% through October 2015. The second note agreement was amended in May 2011 to reduce the interest rate to a fixed rate of 3.5%. A prepayment fee of 3% will be required if the Company refinances the second note prior to maturity in October 2015. The outstanding principal balance of the second note payable was $293,799 and $452,666 as of December 31, 2013 and 2012, respectively.

In connection with building improvements in August 2010, the Company obtained additional financing with a $6,400,000 industrial development revenue bond from the State of Vermont, acting through the Vermont Economic Development Authority. The note is payable in monthly installments of $38,390, including interest of 3.804%, with a final lump-sum payment of $3,843,107 due at maturity in September 2020. The Company has the right to prepay the outstanding balance at any time subject to a prepayment penalty. The prepayment penalty is a variable amount that is equal to the difference in the interest rate on the note as compared to a market rate index, as defined (which is 3.21% as of December 31, 2013), over the remaining period of the note. Under the terms of the agreement, the Company is required to comply with certain financial and reporting covenants. The outstanding principal balance of the note payable was $5,676,655 and $5,913,429 as of December 31, 2013 and 2012, respectively.

In August 2010, the Vermont Economic Development Authority issued the Company a $1,300,000 note payable that is payable in monthly installments of $6,981, with a final lump-sum payment of $736,968 due at maturity in August 2020. The interest rate for the first three years of the note shall equal the greater of 2% or the Wall Street Journal prime rate less 3%. After three years, the interest rate will be equal to the lender’s prime rate. The interest rate as of December 31, 2013, was 2.75%. Under the terms of the agreement, the Company is required to comply with certain financial and reporting covenants. The outstanding principal balance on the note payable was $1,118,989 and $1,173,739 as of December 31, 2013 and 2012, respectively.

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As of December 31, 2013, notes payable mature as follows:

Years Ending
December 31

2014	$625,652
2015	609,765
2016	499,916
2017	522,133
2018	544,316
Thereafter	7,773,016

10,574,798

Less current portion of notes payable	(625,652)

Long-term notes payable	$9,949,146

10.	COMMITMENTS AND CONTINGENCIES

Operating Leases — The Company leases office space, parking space, and office equipment under operating leases with various expiration dates through 2021, with optional renewals. Certain operating lease agreements contain scheduled rent increases. The Company recognizes rent expense on a straight-line basis over the lease period.

In connection with the lease for the Manhattan Beach, California office that began in October 2011, the Company is entitled to an allowance from the landlord of $557,937, which is to be used for leasehold improvements. During the years ended December 31, 2013 and 2012, the Company received allowances from the landlord of $50,462 and $507,475, respectively, which was recorded as deferred rent and is amortized as a reduction of rent expense over the remaining term of the lease.

As of December 31, 2013 and 2012, the Company has deferred rent of $707,867 and $512,302, respectively, included in other long-term liabilities in the accompanying consolidated balance sheets. During the year ended December 31, 2013, 2012 and 2011, rent expense was $854,125, $645,641 and $604,786, respectively.

Future minimum lease payments for operating lease agreements as of December 31, 2013, are as follows

Years Ending
December 31

2014	$959,027
2015	917,676
2016	942,493
2017	461,307
2018	428,831
Thereafter	1,320,131

$5,029,465

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Employment Agreements — The Company has employment agreements with certain executives and directors in which, in the event any individual is terminated without cause, the Company is obligated to pay a severance benefit. The agreements provide for payments of 2 to 24 months of base salary plus benefits, as defined in each agreement. The maximum commitment as of December 31, 2013, is $3,244,542 plus benefits of approximately 15%. Due to the separation of certain of these executives, the Company expensed $38,130 and $505,243 in severance benefits, during the years ended December 31, 2013 and 2012, respectively, of which $190,754 and $441,757 were accrued as of December 31, 2013 and 2012, respectively, and are payable through September 2014. There were no amounts recorded during the year ended December 31, 2011.

Hosting and Data Licensing Agreements — The Company has agreements with third parties to provide services for hosting operations and to license the use of data and images, which have terms that range from one to three years. The agreements require a payment of a minimum amount per month for a fixed period of time in return for which the hosting service provider provides certain services and the Company may use certain data and images. Additional payments are required when usage exceeds the minimums. All agreements expire by November 2016, with optional renewals. Hosting and data licensing expense for the years ended December 31, 2013, 2012 and 2011, was $4,705,918, $4,241,326 and $3,292,231, respectively, which includes both the minimum payments and the payment for the usage that exceeds the minimums. These amounts are included in cost of revenue in the accompanying consolidated statements of income.

Future minimum payments under these hosting and data licensing arrangements as of December 31, 2013, are as follows:

Years Ending
December 31

2014	$4,776,077
2015	3,141,975
2016	2,049,741

$9,967,793

Advertising Agreement — On June 24, 2013, the Company entered into an agreement with a third party for the purchase of advertising impressions. The initial term of the agreement is 43 months with an option to renew for additional two-year terms and an option to cancel after December 31, 2015. The agreement requires the Company to make minimum payments on an annual basis for the purchase of impressions. Any impressions purchased under the annual minimum commitment that are not consumed in the year can be carried forward to be used in the following year. During the year ended December 31, 2013, the minimum commitment for the purchase of impressions was $4,000,000 of which $1,619,188 has been utilized. The Company has recorded the remaining minimum amount of $2,380,812 as other current liabilities in the accompanying consolidated balance sheets and as a prepaid expense and other current asset which will be recorded as cost of revenue when the prepaid impressions are utilized.

Future minimum payments under this agreement as of December 31, 2013, are as follows:

Years Ending
December 31

2014	$12,000,000
2015	24,000,000
2016	82,190

$36,082,190

Litigation — On March 18, 2011, the Company, certain of its officers, and one other former employee were named in a complaint filed in Vermont’s Chittenden County Supreme Court claiming breach of fiduciary duty and conspiracy to defraud in connection with an investment that a stockholder alleges he had in the Company. On June 5, 2012, all parties mutually agreed to settle the matter. As a result, the complaint was dismissed, and the Company repurchased 17,759 shares of the stockholder’s outstanding common stock for $650,000, the approximate fair market value of the shares held at the time of the settlement, which was recorded as treasury stock.

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11.	STOCK OPTION PLANS

The Company has three stock option plans that provide for a maximum of 5,006,574 shares of the Company’s common stock to be purchased under options or restricted stock units (RSUs) of which 239,441 shares are available for future grant as of December 31, 2013. The options to purchase shares may be issued to employees, officers, outside contractors, and directors as either incentive stock options or nonqualified stock options. Options generally vest over 3 to 5 years and have a contractual life of 10 years. Certain option awards provide for accelerated vesting if there is a change in control as described in the option agreements. The Company generally issues previously unissued shares of common stock for the exercise of stock options and RSUs. As of December 31, 2013, the Company has reserved 2,718,159 shares of common stock for the potential exercise of stock options and RSUs.

The Company recorded compensation expense related to stock options of $3,929,457, $3,241,273 and $1,682,520 for the years ended December 31, 2013, 2012 and 2011, respectively, which is based on the number of awards ultimately expected to vest. Stock-based compensation expense for the years ended December 31, 2013, 2012 and 2011, is as follows:

	2013	2012	2011

Cost of revenue	$115,532	$49,803	$5,489
Sales and marketing	1,329,287	376,394	254,268
Research and development	804,364	568,209	359,341
General and administrative	1,680,274	2,246,867	1,037,302
Capitalized cost of software developed for internal use	–	–	26,120

Total stock-based compensation expense	$3,929,457	$3,241,273	$1,682,520

As of December 31, 2013, there was $2,879,595 of unrecognized stock-based compensation expense related to unvested stock options granted under the Company’s stock option plans that have an established measurement date. This expense is expected to be recognized over a weighted-average period of approximately one year.

In 2013, the Company extended the life of 95,000 options upon one employee’s termination that resulted in incremental compensation expense of $440,718. In 2012, the Company extended the life and accelerated the vesting of 110,000 options upon two employees’ termination that resulted in incremental expense of $965,480. In 2011, the Company upon one employee’s termination extended the life and accelerated the vesting of 20,000 options that resulted in incremental expense of $563,134. The incremental expense related to these modifications is included in the stock based compensation expense presented above.

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The Company uses the Black-Scholes option-pricing model to estimate the fair value of stock options and determine the related compensation expense. The weighted-average assumptions used in the Black-Scholes option-pricing model for stock options granted during the years ended December 31, 2013, 2012 and 2011, are as follows:

	2013	2012	2011

Risk-free interest rate	0.4%	0.4%	2.5%
Expected dividend yield	–	–	–
Expected option term (in years)	3.0	3.5	6.4
Expected stock volatility	45.8%	45.3%	46.1%

The risk-free interest rate assumption was based on the U.S. Treasury zero-coupon bonds with maturities similar to those of the expected term of the award being valued. The assumed dividend yield was based on the Company’s expectation of not paying dividends in the foreseeable future. The weighted-average expected life for employee options reflects the period of time that options granted are expected to be outstanding and is based upon historical data of option exercises and employee terminations. The Company bases its estimate of expected volatility using volatility data from comparable public companies in similar industries and markets because there is currently no public market for the Company’s common stock and, therefore, a lack of market-based company-specific historical and implied volatility information.

In determining the exercise prices for stock-based awards, the Company’s board of directors (the “Board of Directors”) considers the estimated fair value of the common stock as of each grant date. The determination of the fair value of the Company’s common stock involves significant assumptions, estimates, and complexities that affect the amount of stock-based compensation. The estimated fair value of the Company’s common stock has been determined by the Board of Directors after considering a broad range of factors including but not limited to the results obtained from third-party valuations, the Company’s financial position, the status of technological developments within the Company, the composition and ability of the current engineering and management team, the current climate in the marketplace, the illiquid nature of the common stock, arm’s-length sales of the Company’s common stock, and the prospects of a liquidity event, among others.

During 2013, the Company granted options to purchase 233,500 shares of common stock at an exercise price of $42.67 to $45.37 per share. During 2012, the Company granted options to purchase 746,125 shares of common stock at an exercise price of $37.35 per share. These options vest over 4 years and are subject to certain performance-based vesting, with vesting triggered upon the Company achieving certain earnings metrics that are established by the Board of Directors on an annual basis. The grant date for these options is not established until the performance metric has been established by the Board of Directors and communicated to the employees. During 2013, the grant date was established for 255,719 options, and during 2012, the grant date was established for 186,531 options. As of December 31, 2013, there are 489,025 options whereby the grant date will be established over the estimated remaining 2 to 4 year vesting period.

During 2013, the Company granted 28,000 RSUs which vest upon the satisfaction of both a service and performance condition. The performance condition is contingent upon a qualifying event, defined as the effective date of the Company filing the first registration statement for an initial public offering (IPO). Upon an IPO, the RSU will vest 25% and the remaining award will vest annually on the anniversary date of the IPO for three years. The weighted-average grant-date fair value for the RSUs granted in 2013 was $45.37 with an aggregate fair value of $1,270,360. The Company will record compensation expense over the service period once the IPO has occurred. As of December 31, 2013, no share-based compensation expense has been recognized as no IPO had occurred.

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The summary of stock option activity, including performance-based options, for the year ended December 31, 2013, is as follows:

		Weighted-	Average
		Average	Remaining
		Exercise	Contractual Life
	Shares	Price	(in Years)

Outstanding — January 1, 2013	1,904,939	$15.49
Granted	261,719	39.38
Forfeited	(24,518)	26.09
Exercised	(212,946)	13.19

Outstanding — December 31, 2013	1,929,194	12.48	4.18

Exercisable — December 31, 2013	1,531,685	7.15	3.11

Options vested and expected to vest — December 31, 2013	1,902,924	12.27	4.10

A summary of stock option activity for the performance-based options is as follows:

		Weighted-	Average
		Average	Remaining
		Exercise	Contractual Life
	Shares	Price	(in Years)

Outstanding — January 1, 2013	161,556	$37.35
Granted	255,719	39.29
Forfeited	(7,518)	37.56
Exercised	(750)	37.35

Outstanding — December 31, 2013	409,007	38.47	8.66

Exercisable — December 31, 2013	177,331	37.35	8.50

Options vested and expected to vest — December 31, 2013	402,317	38.45	8.65

The weighted-average grant-date fair value of options granted during 2013, 2012 and 2011, is $15.07, $12.44 and $12.54 per share, respectively. Cash received from stock option exercises during the years ended December 31, 2013, 2012 and 2011, was $2,809,101, $730,067 and $663,625 respectively. The aggregate intrinsic value of stock options exercised during the years ended December 31, 2013, 2012 and 2011, was $6,752,099, $26,814,376 and $18,083,834, respectively. The excess tax benefit attributable to stock options exercised during the years ended December 31, 2013, 2012 and 2011, was $1,331,330, $2,619,750 and $2,061,120, respectively.

On April 13, 2012, the Company issued a nonrecourse promissory note in the amount of $2,100,000 to an officer of the Company in connection with an option exercise of 234,118 shares at $0.10 per share. The nonrecourse promissory note is collateralized by the shares held by the officer. The principal balance plus interest of 1.15%, compounded annually, is due April 13, 2021, or earlier upon certain events occurring as defined by the agreement, including an initial public offering. The issuance of the nonrecourse promissory note in connection with the option exercise is considered to be, for accounting purposes, a modification to the initial stock option grant and is deemed to be the repurchase of the shares issued upon exercise and a subsequent issuance of a stock option and therefore, the note receivable is not recorded. Accordingly, the Company has recorded the fair value of the 234,118 shares repurchased of $8,744,307 as treasury stock. The fair value of the new option issued of $6,679,094 has been recorded as an increase to additional paid-in capital of $6,644,307 and incremental stock-based compensation of $34,787 related to this modification, which is included in the amount above. The estimated fair value of the new option was determined using the Black-Scholes option-pricing model with the following assumptions: exercise price of $8.97, expected volatility of 46%, a risk-free rate of 1%, an expected term of 1.5 years, and a dividend rate of zero. The shares held as collateral will be recorded at the time of repayment. The outstanding balance on the nonrecourse promissory note as of December 31, 2013 and 2012 was $2,100,000.

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12.	INCOME TAXES

Income tax expense for the years ended December 31, 2013, 2012, and 2011, consists of the following components:

	2013	2012	2011

Current tax expense:
Federal	$9,913,346	$10,427,653	$5,000,510
State	2,015,073	798,076	2,155,534

Total current tax expense	11,928,419	11,225,729	7,156,044

Deferred tax (benefit) expense:
Federal	1,498,977	(962,311)	2,243,618
State	449,386	(236,402)	(18,845)

Total deferred tax (benefit) expense	1,948,363	(1,198,713)	2,224,773

Total provision for income taxes	$13,876,782	$10,027,016	$9,380,817

A reconciliation of the statutory federal income tax rate to the effective rate of the provision for income taxes included in the accompanying consolidated statements of income is as follows:

	2013	2012	2011

Statutory federal income tax rate	35.0%	35.0%	35.0%
Transaction costs	1.0
State income taxes, net of federal benefits and tax credits	6.6	2.1	6.6
Permanent differences	2.4	1.9	3.1
Federal research and development credits	(1.4)	(0.3)	(0.7)
Provision to return adjustments	0.2	(2.4)	(0.1)
Uncertain tax position reserve	1.1	1.5	0.7

Effective income tax rate	44.9%	37.8%	44.6%

Deferred income taxes reflect the tax attributes and tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the net deferred tax assets and liabilities as of December 31, 2013 and 2012 are as follows:

	2013	2012

Deferred tax assets:
Deferred revenue	$267,958	$1,017,628
Accrued expenses	1,826,921	1,689,434
Stock-based compensation	1,196,907	803,651
Intangible assets	56,925
Other reserves	388,819	606,675

Total deferred tax assets	3,737,530	4,117,388

Deferred tax liabilities:
Depreciation	(3,116,797)	(3,751,822)
Internal use software	(2,074,356)
Goodwill	(129,173)

Total deferred tax liabilities	(5,320,326)	(3,751,822)

Net deferred income taxes	$(1,582,796)	$365,566

Reported as:
Current deferred tax assets	$1,377,251	$1,656,348
Long-term deferred income tax liabilties	(2,960,047)	(1,290,782)

Net deferred income taxes	$(1,582,796)	$365,566

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As of December 31, 2013 and 2012, the total uncertain tax positions are $1,619,387 and $4,096,554, respectively, which are related to state apportionment and software development costs and are recorded as a long-term income tax payable. During 2013, the Company recorded a reduction related to tax positions of $3,715,613, net of federal benefit, for which settlement was reached with various state tax authorities or the statute of limitations lapsed. The Company has recorded $111,406, $475,755 and $0 of the uncertain tax position as income tax expense in 2013, 2012 and 2011, respectively. As of December 31, 2013 and 2012, the Company has accrued interest and penalties related to the uncertain tax positions of $390,511 and $1,351,012, respectively, which are included in long-term income tax payable, and $166,540, $508,628 and $159,269, are included as income tax expense during 2013, 2012 and 2011, respectively. The Company believes that unrecognized tax benefits totaling $693,056 will decrease within the next 12 months related to expired statutes, and settlement with the taxing authorities, which will reduce the Company’s effective rate if recognized.

The Company files federal and state income tax returns in jurisdictions with varying statutes of limitations. The 2010, 2011, 2012, and 2013 tax years remain subject to examination by their respective tax authorities.

13.	EMPLOYEE BENEFITS

The Company has a 401(k) defined contribution plan (the “401(k) Plan”) for employees. The 401(k) Plan covers substantially all full-time employees. At the election of its Board of Directors, the Company matches 50% of the employees’ contributions up to 6% of the eligible contributions. Total contributions were $1,260,555, $1,030,609 and $634,121 in 2013, 2012 and 2011, respectively.

14.	RELATED PARTIES

Sales to Significant Stockholder — The Company sold services to a significant stockholder. Total sales to this stockholder were $17,827,031, $14,376,294 and $12,725,222 in 2013, 2012 and 2011, respectively. As of December 31, 2013 and 2012, receivables from the stockholder included in accounts receivable were $5,258,622 and $3,103,469, respectively.

Operating Leases — In 2011, the Company leased office space in California from a related party for $10,500 per month. Rent expense charged to operations totaled $126,000 in 2011. The lease agreement was terminated as of December 31, 2011.

15.	Subsequent events

Acquisition by Dealertrack — On March 1, 2014, the Company completed the sale to Dealertrack and sold all of the Company’s outstanding shares of common stock.

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